Exhibit 10.19

2008 Xi’an Qinba Pharmaceuticals Co., Ltd. Drug Procurement Contract

Drug Procurement Contract

Party A: Xi’an Qinba Pharmaceuticals C., Ltd. (Pharmaceuticals Manufacturing)

Party B: Shaanxi Qiangli Technology Co., Ltd. (Dealer)

In terms of Pharmaceutical Administration Law of the People's Republic of China, 2008 Shaanxi Province Medical Institution Drug Procurement Scheme, Shaanxi Province Medical Institution Drug Price Fixing and Competing Online Sunshine Procurement Management and Supervision interim measure， to ensure a smooth dealing and guarantee the two parties’rights and duties, hereby engage this contract.

I. Party A should purchase drugs listed in the contract appendix (see also “appendix”) according to drugs information provided by market (the “implementing market”) when Party B’s implementing contract services, Party A send orders to Party B via telephone or transaction system and Party B offer drugs in the basis of orders; orders that acknowledged by both parties are significant components of the contract.

Party B shall make confirmation to Party A’s orders within one day after Party A sent the orders.

II. Party B shall provide drugs to Party A according to the drug purchase list (see also “appendix”).

III. Party B shall ensure that Party A will not receiving any requirements about patent rights, trade mark privileges or protection period from any other Party.

IV. Drugs provided by Party B shall meet the relevant standards of national regulations, drugs’ package, quality and price should be consistent with online entry list, could not be changed, provide relevant doping test report in requirement of Party A, and send drugs to appointed place as Party A’s request.

V. Delivery Deadline

Party B should make the delivery done within one day since Party B made the confirmation to Party A’s orders, no long than 2 days at most; drugs in urgent need should be delivered within 4 hours.

VI. Offering Price and Settlement of Accounts

（1）Offering Price：the price will follow the info publicized by the implementing market, the price include cost price, transportation, package, follow up services, taxes and other surcharges; during the indentured period, in case of price adjustment by government policy, the price will follow the updated info publicized by the implementing market, so as the outstanding drugs.

（2）Settlement of Accounts：Party A shall make the payment to Party B within 60 days after receiving the drugs delivered from Party B.

VII. Check and Acceptance of Drugs and dissent

Party A has the right to deny drugs delivered from Party B in event that the quality, validity, package of the drugs are not met with the orders, Party B shall make exchanges and responsible for any results of influencing Party A’s Production. Effectiveness lost or quality descent caused by misuse, pour maintenance or any other faults by Party A, Party B will not take the responsibilities.

VIII. Party A’s Responsibilities of Breach of the Contract

（1）Party A breached the contract, purchase other drugs instead of online entry list drugs through other means, Parry A shall take the responsibilities;

（2）Party A breached the contract without reasonable excuses to refuse to accept delivered drugs or pay Party B, Party shall take the losses cause by such activities.

If any of the above situations happened, Party B has rights to lodge a complaint to local Unhealthy Tendency Prevention Administration Office.

IX. Party B’s Responsibilities of Breach of the Contract

（1）If Party B refuse to supply drugs to Party A After Party B’s confirmation of Party A’s orders, Party B shall take the responsibilities of breach of the contract.

（2）If drugs supplied by Party B are not accord with relevant regulations, Party B shall take legal sanction accordingly.

If any of the above situations happened, Party A has rights to lodge a complaint to local Unhealthy Tendency Prevention Administration Office.

X. If any party of this contract could not implement its obligations or caused delay of engaged agreements by force majeure (“force majeure” means situations beyond both parties’ controlling ability, unforeseen event, but not include any party’s omission or inadvertence. The situations include but not limited to: war, disaster, flood, typhoon, earthquake and other engaged matters by both parties). If force majeure happened in any form, both parties should inform each other about the situation in the first time by written notification. Besides other engaged matters, both parties shall fully act its obligations and seek actively adoptable proposals to implement other doable obligations. After force majeure gone, the parties shall communicate and further complete their obligations in reasonable time.

XI. Change and Termination of the Contract

If Party B suffered corp. close, termination, merge with other corp., transfer that can not act its obligations, Party B shall inform Party A immediately and provide evidence to provincial or upper drug administration department, the parties could terminate this contract. The parties should communicate to confirm if any changes have to be made with the contract.

XII. Terms not mentioned within this contract shall accord with《2008 Shaanxi Province Medical Institution Drug Procurement Scheme》、《Shaanxi Province Medical Institution Drug Price Fixing and Competing Procurement Management and Supervision interim measure》. If still can not be made sure, the parties shall communicate to settle, or make complementary agreements to this contract, complementary agreements have equivalent legal forces.

XIII. Any arguments caused by this contract, the parties shall communicate to settle; if not settled, any party could issue submission arbitration or litigation.

XIV.  Upon the date of signature and execution of this contract, any affairs relevant with online trading shall take the binding force of this contract.

XV. this contract become valid since January 1st, 2008 to December 31st, 2010.

Each Party maintains one contract which is duplicate of the other.

Party A (seal):	Party B (seal):

Authorized Representative(signature)：	Authorized Representative(signature)：

Zhang Lin	Feng Weiqun

Date：December 28, 2007	Date：December 28, 2007